Exhibit 99.1

Strategic Brand Alliance Agreement

This Strategic Brand Alliance Agreement (this “Agreement”) is entered on April 15, 2013, by and between EWASTE SYSTEMS, INC, located at 101 First St #493, Los Altos, CA 94022  (hereinafter referred to as “EWSI”), and ITECH RECYCLE SOLUTIONS AMERICA, located at 3703 Glenwood Springs Drive, Kingwood, Houston, Texas 77345 (hereinafter referred to as “ISA”).

WITNESSETH:

WHEREAS, EWASTE SYSTEMS, INC and ITECH RECYCLE SOLUTIONS AMERICA wish to enter into a strategic alliance to market and perform certain complementary business consulting services;

NOW, THEREFORE, in consideration of the foregoing and of the mutual premises hereinafter expressed, the parties hereto do mutually agree as follows:

Scope of Strategic Brand Alliance

EWSI shall, in a professional manner, take all steps necessary to market and perform its Business Improvement Program and its other services (collectively the “EWSI Services”) for clients referred to EWSI by ISA. Any engagement to perform EWSI Services shall be on such terms and conditions as EWSI may approve in its sole discretion. EWSI will perform, schedule, staff and manage all EWSI Services. Notwithstanding the foregoing, ISA may, at its election, bill the client directly for EWSI Services and under such circumstances EWSI shall bill ISA the pre-agreed amount for the engagement as adjusted by any client-approved change orders; otherwise, EWSI will bill the client directly. ISA agrees to include reference to EWSI in each contract and proposal involving EWSI Services. EWSI’s Business Improvement Program (“BIP”), and other proprietary information and associated products, copyrights, trademarks, trade names and logos developed by EWSI shall remain the property of EWSI and reference to ISA’s rights shall be made in all uses of such materials in at least 12 point type.

EWSI shall, in a professional manner, take all steps necessary to market and perform its business management consulting services (collectively the “EWSI Services”) for clients referred to EWSI by ISA. Any engagement to perform EWSI Services shall be on such terms and conditions as EWSI may approve in its sole discretion. EWSI will perform, schedule, staff and manage all EWSI Services.

Period of Performance

This Agreement shall be effective as of the date first set forth above and, shall expire on the later of

(i)	April 15, 2015, or
(ii)	with respect to any projects identified in any contract for which ISA is billing the client directly, upon the completion of EWSI’s Services and receipt of payment by EWSI from ISA for said services.

OTCQB:  EWSI <101 First St #493, Los Altos, CA  94022< www.ewastesystems.com < 145-157 St John St, London EC1V 4LB < Golden Finance Tower, 58 Yanan Road, Shanghai

This Agreement shall be automatically renewed for successive one-year periods unless either party gives written notice of termination to the other party prior to the date of expiration. Notwithstanding the foregoing, this Agreement shall be earlier terminated by mutual agreement of the parties. Time is of the essence in this Agreement.

Management

Each party shall designate a partner, officer or other senior person to be responsible for the overall administration of this Agreement. ISA shall have ultimate responsibility for client relationships for those clients that it elects to bill directly for EWSI Services and EWSI will respond to ISA’s direction.

Confidential Information

The parties acknowledge and agree that in the course of the performance of the ITECH RECYCLE SOLUTIONS AMERICA Services and the EWASTE SYSTEMS, INC Services (collectively, the “Services”) or additional services pursuant to this Agreement, that each may be given access to, or come into possession of, confidential information of the other party which information may contain trade secrets, proprietary data or other confidential material of that party.  Materials used in any engagement undertaken pursuant to this Agreement shall not be altered or changed without the consent of both parties.

Partnership

Nothing herein contained shall be construed to imply a joint venture, or principal-agent relationship between ISA and EWSI, and neither party shall have the right, power or authority to obligate or bind the other in any manner whatsoever, except as otherwise agreed to in writing. The parties do not contemplate a sharing of profits relating to the ISA Services or the EWSI Services so as to create a separate taxable entity under Section 761 of the Internal Revenue Code of 1986, as amended, nor co-ownership of a business or property so as to create a separate partnership under the law of any jurisdiction. Accordingly, for tax, property and liability purposes ISA will provide the ISA Services, and EWSI will perform the EWSI Services, each on a professional basis and as an independent contractor of the other. Revenues and expenses relating to the Services and any additional services shall be reported separately by the parties for tax purposes.  During the performance of any of the Services, ISA’s employees will not be considered employees of EWSI, and vice versa, within the meaning or the applications of any federal, state or local laws or regulations including, but not limited to, laws or regulations covering unemployment insurance, old age benefits, worker’s compensation, industrial accident, labor or taxes of any kind.  ISA’s personnel who are to perform the ISA Services or additional services to be provided by ISA hereunder shall be under the employment, and ultimate control, management and supervision of ISA.

EWSI’s personnel who are to perform the ISA Services or additional services to be provided by EWSI hereunder shall be under the employment, and ultimate control, management and supervision of EWSI. It is understood and agreed that EWSI’s employees shall not be considered ISA’s employees within the meaning or application of ISA’s employee fringe benefit programs for the purpose of vacations, holidays, pension, group life insurance, accidental death, medical, hospitalization, and surgical benefits, and vice versa.

Trademark, Trade Name and Copyrights

Except as expressly provided herein, this Agreement does not give either party any ownership rights or interest in the other party’s trade name, trademarks or copyrights.

Indemnification

Each of ISA and EWSI, at its own expense, shall indemnify, defend and hold the other, its partners, shareholders, directors, officers, employees, and agents harmless from and against any and all third-party suits, actions, investigations and proceedings, and related costs and expenses (including reasonable attorney’s fees) resulting solely and directly from the indemnifying party’s negligence or willful misconduct. Neither ISA nor EWSI shall be required hereunder to defend, indemnify or hold harmless the other and/or its partners, shareholders, directors, officers, directors, employees and agents, or any of them, from any liability resulting from the negligence or wrongful acts of the party seeking indemnification or of any third-party. Each of ISA and EWSI agrees to give the other prompt written notice of any claim or other matter as to which it believes this indemnification provision is applicable. The indemnifying party shall have the right to defend against any such claim with counsel of its own choosing and to settle and/or compromise such claim as it deems appropriate. Each party further agrees to cooperate with the other in the defense of any such claim or other matter.

Limitations of Liability

a.           Exclusion of damages

Each party agrees that in no event will the other party or its suppliers or licensors be liable, under any theory of liability, however arising; for any costs of cover or for indirect, special, incidental, or consequential damages of any kind (including any loss of use, interruption of business, loss of business profits, loss of business information, and the like) arising out of this agreement, even if such party has been advised of the possibility of such damages. These limitations shall apply despite any failure of essential purpose of any limited warranty or remedy.

b.           Limitation on damages

If there shall be any liability of one party to the other that arises out of or is in any way connected to this Agreement, each party’s aggregate liability for all damages, losses and causes of action whether in contract, tort (including negligence) or otherwise, either jointly or severally, shall not exceed the total amounts paid by the claiming party to the liable party during the 12 months immediately preceding the day that the act or omission occurred that gave rise to the claim. Each party acknowledges that the other is not an insurer; that the payments made by hereunder are based solely on the value of the services and are not sufficient to warrant assuming any risk of consequential or other damages due to negligence or failure to perform. Due to the nature of the services to be performed, it is impracticable and extremely difficult to fix the actual damages, if any, which may result (proximately or otherwise) from negligence or failure to perform under this agreement. This limitation of liability reflects an allocation of risk between the parties in view of the fees charged, is not a penalty, and shall be exclusive. The limitations in this agreement shall apply despite any failure of essential purpose of any limited warranty or remedy.

Non-solicitation of Personnel

EWSI and ISA agree not to engage in any attempt whatsoever, to hire, or to engage as independent contractors, the other’s employees or independent contractors during the term of this Agreement and for a period of 12 months following expiration or termination of this Agreement except as may be mutually agreed in writing.

Intellectual Property

Work performed on engagements pursuant to this Agreement by either ISA and/or EWSI and information, materials, products and deliverables developed in connection with engagements pursuant to this Agreement shall be the property of the respective parties performing the work or creating the information. All underlying methodology utilized by EWSI and ISA respectively which was created and/or developed by either prior to the date of this Agreement and utilized in the course of performing engagements pursuant to this Agreement shall not become the property of the other.

Entire Agreement

This Agreement together with all documents incorporated by reference herein, constitutes the entire and sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, understandings, or other matters, whether oral or written, with respect to the subject matter hereof. This Agreement cannot be modified, changed or amended, except for in writing signed by a duly authorized representative of each of the parties.

Conflict

In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern.

Assignment and Delegation

Neither party shall assign or delegate this Agreement or any rights, duties or obligations hereunder to any other person and/or entity without prior express written approval of the other party.

Notices

Any notice required or permitted to be given under this Agreement shall be in writing, by hand delivery, commercial overnight courier or registered or certified U.S. Mail, and shall be deemed duly given upon receipt, or if by registered or certified mail 30 days following deposit in the U.S. Mail.

The parties hereto may from time to time designate in writing other addresses expressly for the purpose of receipt of notice hereunder.

Severability

If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any other provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have caused this Agreement to be executed as of the date first written above.

EWASTE SYSTEMS, INC.	ITECH RECYCLE SOLUTIONS
AMERICA COMPANY

By: /s/ Martin Nielson	By: /s/ Lalatendu Pabi
Name: Martin Nielson, CEO	Name: Lalatendu Pabi